Exhibit 14


                          INDEPENDENT AUDITORS' CONSENT

The Boards of Trustees
Pilgrim Equity Trust and Pilgrim Mutual Funds:

We consent to the use of our reports as they relate to the Pilgrim MidCap Opportunities Fund and the Pilgrim MidCap Growth Fund incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.

                                        /s/ KPMG LLP

Los Angeles, California
December 7, 2001